SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

     Check the appropriate box:
     [X] Preliminary proxy statement
     [ ] Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              PUBLIC STORAGE, INC.
                              --------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)    Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------
         (2)    Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

                ----------------------------------------------------------------
         (4)    Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------
         (5)    Total fee paid:

                ----------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of  the  fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount previously paid:

                ----------------------------------------------------------------
         (2)    Form, schedule or registration statement no.:

                ----------------------------------------------------------------
         (3)    Filing party:

                ----------------------------------------------------------------
         (4)    Date filed:

                ----------------------------------------------------------------

                              PUBLIC STORAGE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 9, 2002



                  The Annual Meeting of Shareholders of Public Storage, Inc., a California corporation (the "Company"), will be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California, on May 9, 2002, at the hour of 1:00 p.m. Los Angeles time, for the following purposes:

1.       To elect directors for the ensuing year.

2. To vote upon amendments to the Certificates of Determination of various series of Preferred Stock of the Company to reclassify the shares of each of such series.

3. To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.

                  The Board of Directors has determined that only holders of record of Common Stock and Depositary Shares ("Depositary Shares") Each Representing 1/1,000 of a Share of Equity Stock, Series A ("Equity Stock") at the close of business on March 15, 2002 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting. Each Depositary Share represents 1/1,000 of a share of Equity Stock, which has been deposited with EquiServe Trust Company, N. A., as Depositary (the "Depositary").

                  Please mark your vote on the enclosed Proxy/Instruction Card, then date, sign and promptly mail the Proxy/Instruction Card in the stamped return envelope included with these materials.

                  Holders of record of Common Stock and Depositary Shares are cordially invited to attend the meeting in person. If a holder of Common Stock and/or Depositary Shares does attend and has already signed and returned the Proxy/Instruction Card, the holder may nevertheless change his or her vote at the meeting, in which case the holder's Proxy/Instruction Card will be disregarded. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the Proxy/Instruction Card, date, sign and return it.

                             By Order of the Board of Directors

                             David Goldberg, Secretary




Glendale, California
March __, 2002

                              PUBLIC STORAGE, INC.

                               701 Western Avenue
                         Glendale, California 91201-2349

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                   May 9, 2002

                                     GENERAL

                  This Proxy Statement (first mailed to shareholders on or about April __, 2002) is furnished in connection with the solicitation by the Board of Directors of Public Storage, Inc. (the "Company") of proxies for use at the Company's Annual Meeting of Shareholders to be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California at 1:00 p.m. Los Angeles time on May 9, 2002 or at any adjournment of the meeting. The purposes of the meeting are: (1) to elect ten directors of the Company; (2) to vote upon amendments to the Certificates of Determination of various series of Preferred Stock of the Company to reclassify the shares of each of such series; and (3) to consider such other business as may properly be brought before the meeting or any adjournment of the meeting.

                                QUORUM AND VOTING

RECORD DATE AND QUORUM

                  Only holders of record of Common Stock and Depositary Shares ("Depositary Shares") Each Representing 1/1,000 of a Share of Equity Stock, Series A ("Equity Stock") at the close of business on March 15, 2002 (the "Record Date") will be entitled to vote at the meeting, or at any adjournment of the meeting. Each Depositary Share represents 1/1,000 of one share of Equity Stock. The Equity Stock has been deposited with EquiServe Trust Company, N. A., as Depositary (the "Depositary"). On the Record Date, the Company had ___________ shares of Common Stock issued and outstanding (before redemptions of
_______ shares of Common Stock not reflected in the transfer agent's records as of the Record Date) and _________ Depositary Shares, representing _________ shares of Equity Stock, issued and outstanding.

                  The presence at the meeting in person or by proxy of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and Equity Stock, counted together as a single class, is necessary to constitute a quorum for the transaction of business.

VOTING OF PROXY/INSTRUCTION CARD

                  If a  Proxy/Instruction  Card  in  the  accompanying  form  is properly executed and is received before the voting, the persons designated as proxies will vote the shares of Common Stock represented thereby, if any, in the manner specified, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented thereby, if any, in the manner specified. If no specification is made, the persons designated as proxies will vote the shares of Common Stock represented by the Proxy/Instruction Card, if any, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented by the Proxy/Instruction Card, if any, FOR the election as directors of the nominees named below and for the approval of proposal (2). If any nominee becomes unavailable to serve, the persons designated as proxies and the Depositary will vote for the person, if any, designated by the Board of Directors to replace that nominee. A Proxy/Instruction Card is revocable by delivering a subsequently signed and dated Proxy/Instruction Card or other written notice to the Company or the Depositary at any time before the voting. A Proxy/Instruction Card may also be revoked if the person executing the Proxy/Instruction Card is present at the meeting and chooses to vote in person.

                  If you participate in the PS 401(k)/Profit Sharing Plan (the "401(k) Plan"), your Proxy/Instruction Card will also serve as a voting instruction for the trustee of the 401(k) Plan (the "Trustee") with respect to the amount of shares of Common Stock and/or Depositary Shares credited to your account as of the Record Date. If you provide voting instructions via your Proxy/Instruction Card with respect to shares in the 401(k) Plan, the Trustee will vote those shares of Common Stock in the manner specified and/or the Trustee will instruct the Depositary to vote the Equity Stock underlying those Depositary Shares in the manner specified. If you execute and return the Proxy/Instruction Card without a specific voting instruction with respect to shares in the 401(k) Plan, the Trustee will vote those shares of Common Stock, and will instruct the Depositary to vote the Equity Stock underlying those

Depositary Shares, FOR the election as directors of the nominees named below and for the approval of proposal (2). If a properly executed Proxy/Instruction Card with respect to shares in the 401(k) Plan is not received by the Trustee, the Trustee will vote those shares of Common Stock at its discretion and/or the Trustee at its discretion will instruct the Depositary with respect to the voting of the Equity Stock underlying those Depositary Shares.

                  Holders of Common Stock and holders of Equity Stock vote together as one class. With respect to the election of directors, (i) each holder of Common Stock on the Record Date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his name on the Record Date and (ii) each holder of Equity Stock is entitled to cast as many votes as there are directors to be elected multiplied by 100 times the number of shares of Equity Stock registered in its name (equivalent to 1/10 the number of Depositary Shares registered in the holder's name). The holder may cumulate his votes for directors by casting all of his votes for one candidate or by distributing his votes among as many candidates as he chooses. The ten candidates who receive the most votes will be elected directors of the Company. In voting upon proposal (2) and any other proposal that might properly come before the meeting, each outstanding share of Common Stock entitles the holder to one vote and each outstanding share of Equity Stock entitles the holder to 100 votes (equivalent to 1/10 of a vote per Depositary Share). The number of votes required to approve proposal (2) is set forth in the description of the proposal in this Proxy Statement.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

                  Ten directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. When the accompanying Proxy/Instruction Card is properly executed and returned before the voting, the persons designated as proxies and the Trustee will vote the shares of Common Stock represented thereby, if any, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented thereby, if any, in the manner indicated on the Proxy/Instruction Card. If any nominee below becomes unavailable for any reason or if any vacancy on the Company's Board of Directors occurs before the election, the shares of Common Stock and/or the shares of Equity Stock underlying Depositary Shares represented by a Proxy/Instruction Card voted for that nominee, will be voted for the person, if any, designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. However, the Board of Directors has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The following persons are nominees for director:

              Name                         Age            Director Since
      ----------------------              -----           --------------
      B. Wayne Hughes                      68                  1980
      Harvey Lenkin                        65                  1991
      Marvin M. Lotz                       59                  1999
      B. Wayne Hughes, Jr.                 42                  1998
      Robert J. Abernethy                  62                  1980
      Dann V. Angeloff                     66                  1980
      William C. Baker                     68                  1991
      Thomas J. Barrack, Jr.               54                  1998
      Uri P. Harkham                       53                  1993
      Daniel C. Staton                     49                  1999

                  B. Wayne Hughes has been a director of the Company since its organization in 1980 and was President and Co-Chief Executive Officer from 1980 until November 1991 when he became Chairman of Board and sole Chief Executive Officer. Mr. Hughes was Chairman of the Board and Chief Executive Officer from 1990 until March 1998 of Public Storage Properties XI, Inc., which was renamed PS Business Parks, Inc. ("PSBP"), an affiliated REIT. From 1989-90 until the respective dates of merger, he was Chairman of the Board and Chief Executive Officer of 18 affiliated REITs that were merged into the Company between September 1994 and May 1998 (collectively, the "Merged Public Storage REITs"). Mr. Hughes has been active in the real estate investment field for over 30 years. He is the father of B. Wayne Hughes, Jr.

                  Harvey Lenkin became President and a director of the Company in November 1991. Mr. Lenkin has been employed by the Company for 24 years. He has been a director of PSBP since March 1998 and was President of PSBP (formerly Public Storage Properties XI, Inc.) from 1990 until March 1998. Mr. Lenkin was President of the Merged Public Storage REITs from 1989-90 until the respective dates of merger and was also a director of one of those REITs, Storage Properties, Inc. ("SPI"), from 1989 until June 1996. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).

                  Marvin M. Lotz became a director of the Company in May 1999. Mr. Lotz has been a Senior Vice President of the Company since November 1995 and President of the Property Management Division since 1988 with overall responsibility for the Company's mini-warehouse operations. He had overall responsibility for the Company's property acquisitions from 1983 until 1988.

                  B. Wayne Hughes, Jr. became a director of the Company in January 1998. He has been employed by the Company since 1989 and has been Vice President - Acquisitions of the Company since 1992. Mr. Hughes, Jr. is involved in the coordination and direction of the Company's acquisition and development activities and is also president of a firm that manufacturers and distributes sweets. He is the son of B. Wayne Hughes.

                  Robert J. Abernethy, Chairman of the Audit Committee, has been President of American Standard Development Company and of Self-Storage Management Company, which develop and operate mini-warehouses, since 1976 and 1977, respectively. Mr. Abernethy has been a director of the Company since its organization. He is a member of the board of trustees of Johns Hopkins University, a director of Marathon National Bank, a member of the California State Board of Education and a California Transportation Commissioner. Mr. Abernethy is a former member of the board of directors of the Los Angeles County Metropolitan Transportation Authority and the Metropolitan Water District of Southern California and a former Planning Commissioner and Telecommunications Commissioner and former Vice-Chairman of the Economic Development Commission of the City of Los Angeles.

                  Dann V. Angeloff has been President of the Angeloff Company, a corporate financial advisory firm, since 1976. The Angeloff Company has rendered, and is expected to continue to render, financial advisory and securities brokerage services for the Company. Mr. Angeloff is the general partner of a limited partnership that owns a mini-warehouse operated by the Company and which secures a note owned by the Company. Mr. Angeloff has been a director of the Company since its organization. He is a director of AremisSoft Corporation, Balboa Capital Corporation, Nicholas/Applegate Fund, ReadyPac Produce, Inc., Royce Medical Company and xDimentional Technologies, Inc. He was a director of SPI from 1989 until June 1996.

                  William C. Baker, a member of the Audit Committee and Chairman of the Executive Equity Awards Committee, became a director of the Company in November 1991. Since 1970, Mr. Baker has been a partner in Baker & Simpson, a private investment entity. From August 1998 through April 2000, he was President and Treasurer of Meditrust Operating Company, a real estate investment trust. From April 1996 to December 1998, Mr. Baker was Chief Executive Officer of Santa Anita Companies, which then operated the Santa Anita Racetrack. From April 1993 through May 1995, he was President of Red Robin International, Inc., an operator and franchisor of casual dining restaurants in the United States and Canada. From January 1992 through December 1995, Mr. Baker was Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc., a franchisee of Red Robin International, Inc. From 1991 to 1999, he was Chairman of the Board of Coast Newport Properties, a real estate brokerage company. From 1976 to 1988, Mr. Baker was a principal shareholder and Chairman and Chief Executive Officer of Del Taco, Inc., an operator and franchisor of fast food restaurants in California. He is a director of Callaway Golf Company, Meditrust Operating Company and Meditrust Corporation.

                  Thomas J. Barrack, Jr. became a director of the Company in February 1998. Mr. Barrack has been the Chairman and Chief Executive Officer of Colony Capital, Inc. since September 1991. Colony Capital, Inc. is one of the largest real estate investors in America, having acquired properties in the U.S., Europe and Asia. Prior to founding Colony Capital, Inc., from 1987 to
1991, Mr. Barrack was a principal with the Robert M. Bass Group, Inc., the principal investment vehicle for Robert M. Bass of Fort Worth, Texas. From 1985 to 1987, Mr. Barrack was President of Oxford Ventures, Inc., a Canadian-based real estate development company. From 1984 to 1985 he was Senior Vice President at E.F. Hutton Corporate Finance in New York. Mr. Barrack was appointed by President Ronald Reagan as Deputy Under Secretary at the U.S. Department of the Interior from 1982 to 1983. Mr. Barrack currently is a director of Continental Airlines, Inc. and Kennedy-Wilson, Inc.

                  Uri P. Harkham became a director of the Company in March 1993. Mr. Harkham has been the President and Chief Executive Officer of the Jonathan Martin Fashion Group, which specializes in designing, manufacturing and marketing women's clothing, since its organization in 1976. Since 1978, Mr. Harkham has been the Chairman of the Board of Harkham Properties, a real estate firm specializing in buying and managing fashion warehouses in Los Angeles.

                  Daniel C. Staton, a member of the Audit Committee and of the Executive Equity Awards Committee, became a director of the Company in March 1999 in connection with the merger of Storage Trust Realty, a real estate investment trust, with the Company. Mr. Staton was Chairman of the Board of Trustees of Storage Trust Realty from February 1998 until March 1999 and a Trustee of Storage Trust Realty from November 1994 until March 1999. He is President of Walnut Capital Partners, an investment and venture capital company. Mr. Staton was the Chief Operating Officer and Executive Vice President of Duke Realty Investments, Inc. from 1993 to 1997 and a director of Duke Realty Investments, Inc. from 1993 until August 1999. From 1981 to 1993, Mr. Staton was a principal owner of Duke Associates, the predecessor of Duke Realty Investments, Inc. Prior to joining Duke Associates in 1981, he was a partner and general manager of his own moving company, Gateway Van & Storage, Inc. in St. Louis, Missouri. From 1986 to 1988, Mr. Staton served as president of the Greater Cincinnati Chapter of the National Association of Industrial and Office Parks.

DIRECTORS AND COMMITTEE MEETINGS

                  During 2001, the Board of Directors held nine meetings (and acted once by unanimous written consent), the Audit Committee held four meetings and the Executive Equity Awards Committee acted once by unanimous written consent. During 2001, each of the directors, except for Thomas J. Barrack, Jr. and Uri P. Harkham, attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served. The primary functions of the Audit Committee are to meet with the Company's outside auditors, to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors and to make recommendations to the Board of Directors regarding the appointment and retention of auditors. The Company does not have a compensation or a nominating committee. Executive officers receive grants of awards under the Stock Option and Incentive Plans with the approval of the Executive Equity Awards Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock ("Common Shares") or the Depositary Shares:

                                                                                          Depositary Shares Each
                                                                                        Representing 1/1,000 of a
                                                        Shares of Common Stock            Share of Equity Stock,
                                                          Beneficially Owned           Series A Beneficially Owned
                                                     ----------------------------      ----------------------------
                                                        Number          Percent           Number          Percent
                Name and Address                      of Shares        of Class         of Shares        of Class
-----------------------------------------            -----------      -----------      -----------      -----------
 B. Wayne Hughes, B. Wayne Hughes, Jr.,               39,270,339         ____%         1,282,097          ____%
Tamara Hughes Gustavson,
  701 Western Avenue,
  Glendale, California  91201-2349 (1)

Cohen Steers Capital Management, Inc.                    (3)              (3)           877,300           ____%
  757 Third Avenue
  New York, New York 10017 (2)

----------------

(1) This information is as of February 28, 2002 (except that the percent shown in the table is based on the Common Shares outstanding at March __, 2002). Each of the other persons listed above disclaims beneficial ownership of the shares owned by any other person listed above. For information on share ownership of B. Wayne Hughes and B. Wayne Hughes, Jr. see "Security Ownership of Management." (Tamara Hughes Gustavson beneficially owns an aggregate of 17,434,260 Common Shares (exclusive of 11,348 shares owned jointly with Mr. Hughes, Jr.) and 1,192,923 Depositary Shares (exclusive of 43 shares owned jointly with Mr. Hughes, Jr.) or approximately ____% of the Common Shares and ___% of the Depositary Shares outstanding as of March __, 2002).

         The above table does not include 7,000,000 shares of the Company's Class B Common Stock which are owned by B. Wayne Hughes, Jr. and Tamara Hughes Gustavson. The Class B Common Stock is convertible into Common Stock on a share-for-share basis upon satisfaction of certain conditions, but in no event earlier than January 1, 2003.

(2) This information is as of December 31, 2001 (except that the percent shown is based on the Common Shares outstanding at March __, 2002) and is based on a Schedule 13G (Amendment No. __) filed by Cohen & Steers Capital Management, Inc. ("CSCM"), an investment adviser registered under the Investment Advisers Act of 1940. CSCM has sole voting power of 850,500 Common Shares and sole dispositive power of 877,300 Common Shares.

(3)      Less than 5%.

SECURITY OWNERSHIP OF MANAGEMENT

                  The following table sets forth information as of February 28, 2002 concerning the beneficial ownership of the Common Shares and the Depositary Shares of each director of the Company, the Company's Chief Executive Officer, the four most highly compensated persons who were executive officers of the Company on December 31, 2001 and all directors and executive officers as a group:

                                                  Shares of Common Stock:             Depositary Shares Each Representing
                                                   Beneficially Owned(1)              1/1,000 of a Share of Equity Stock,
                                                Shares Subject to Options(2)              Series A Beneficially Owned
                                            ------------------------------------     ------------------------------------
                Name                          Number of Shares          Percent        Number of Shares          Percent
------------------------------------        ---------------------      ---------     ---------------------      ---------
B. Wayne Hughes                                    20,646,824                %                  54,313                %

Harvey Lenkin                                          97,437(3)             *                   3,303(3)             *
                                                             (2)             %
                                                   -------------           -----
                                                                             %
Marvin M. Lotz                                                               *                                        *
                                                             (2)             %
                                                   -------------           -----
                                                                             %
B. Wayne Hughes, Jr.                                1,189,255(4)             %                  34,861(4)             %

Robert J. Abernethy                                    66,568                *                   2,108                *
                                                             (2)             *
                                                   -------------           -----
                                                                             *
Dann V. Angeloff                                       78,500(5)             *                      --                -
                                                             (2)             *
                                                   -------------           -----
                                                                             *
William C. Baker                                       20,000                *                     455                *
                                                             (2)             *
                                                   -------------           -----
                                                                             *
Thomas J. Barrack, Jr.                                     --                -                       --               -
                                                             (2)             *
                                                   -------------           -----
                                                                             *
Uri P. Harkham                                         45,829(6)             *                     555(6)             *
                                                             (2)             *
                                                   -------------           -----
                                                                             *
Daniel C. Staton                                        1,458                *                      47                *
                                                             (2)             *
                                                   -------------           -----
                                                                             *
John Reyes                                             21,378                *                   1,542                *
                                                             (2)             *
                                                   -------------           -----
                                                                             *
W. David Ristig                                                              *                                        *
                                                             (2)             %
                                                   -------------           -----
                                                                             %
All Directors and Executive Officers                (1)(3)(4)(5)                             (1)(3)(4)(5)
as a Group (17 persons)                                   (6)(7)                                   (6)(7)
                                                             (2)             %
                                                   -------------           -----
                                                                             %

---------------
*        Less than 0.1%

(1) Common Shares or Depositary Shares, as applicable, beneficially owned as of March __, 2002. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Includes shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan as of December 31, 2001.

(2) Represents vested portion as of February 28, 2002, and portion of which will be vested within 60 days of February 28, 2002, of Common Shares subject to options granted to the named individuals or the group under the Company's stock option and incentive plans.

(3) The Common Shares include 3,126 Common Shares held of record or beneficially by Mrs. Lenkin or a son as to which each has investment power.

         The Depositary Shares include 360 Depositary Shares held of record or beneficially by Mrs. Lenkin or a son as to which each has investment power.

(4) The Common Shares include 44,159 Common Shares, held of record or beneficially by Mrs. Hughes, Jr. or her children as to which Mrs. Hughes, Jr. has investment power and 11,348 Common Shares held by Mr. Hughes, Jr. and Tamara Hughes Gustavson - Separate Property.

         The Depositary Shares include 1,371 Depositary Shares held of record or beneficially by Mrs. Hughes, Jr. or her children as to which Mrs. Hughes has investment power and 43 Depositary Shares held by Mr. Hughes, Jr. and Tamara Hughes Gustavson - Separate Property.

(5) The Common Shares include 2,000 Common Shares held by Mrs. Angeloff as to which she has investment power.

(6) The Common Shares include 5,071 Common Shares owned beneficially by two of Mr. Harkham's children as to which each has investment power.

         The Depositary Shares include 153 Depositary Shares owned beneficially by two of Mr. Harkham's children as to which each has investment power.

(7) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan.

                  As of February 28, 2002, B. Wayne Hughes, Jr. owned 3,204,758 shares of the Company's Class B Common Stock, representing 45.8% of the outstanding shares of Class B Common Stock. For information on the Class B Common Stock, see note (1) to the table in "Security Ownership of Certain Beneficial Owners."

                  The Company has outstanding a class of preferred stock, consisting of various series of non-voting senior preferred stock. As of February 28, 2002, B. Wayne Hughes, Jr. owned 400 shares of preferred stock, as to which he shared investment power, Robert J. Abernethy owned 225 shares of preferred stock and the directors and executive officers of the Company as a group owned a total of 625 shares of preferred stock, representing less than 0.1% of the outstanding shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of any registered class of the Company's equity securities ("10% owners"), to file with the Securities and Exchange Commission ("SEC") initial reports (on Form 3) of ownership of the Company's equity securities and to file subsequent reports (on Form 4 or Form 5) when there are changes in such ownership. The due dates of such reports are established by statute and the rules of the SEC. Based on a review of the reports submitted to the Company, the Company believes that, with respect to the fiscal year ended December 31, 2001, Uri P. Harkham, a director of the Company, failed to file on a timely basis one report on Form 4 to report two transactions.

                                  COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

                  The following table sets forth certain information concerning the annual and long-term compensation paid to B. Wayne Hughes, the Company's Chief Executive Officer, and the four most highly compensated persons who were executive officers of the Company on December 31, 2001 (the "Named Executive Officers") for 2001, 2000 and 1999.

                                                    SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                Long-Term
                                                         Annual Compensation                 Compensation
                                           ----------------------------------------------    -------------
                                                                                                Securities
          Name and                                                         Other Annual         Underlying          All Other
     Principal Position            Year      Salary          Bonus       Compensation (1)      Options (#)       Compensation (2)
------------------------------    ------   ------------    ----------    ----------------    -------------       ----------------
B. Wayne Hughes                    2001       $60,000(3)          --           $19,300                  --              $5,100
   Chairman of the Board and       2000        60,000             --            27,400                  --               1,800
   Chief Executive Officer         1999        60,000             --            27,600                  --               1,800


Harvey Lenkin (4)                  2001       265,000       $150,500                (6)                 --               5,100
   President                       2000       257,100(5)     150,500                (6)            160,000               4,800
                                   1999       246,700(7)     175,500                (6)             60,000               4,700

Marvin M. Lotz                     2001       285,000        199,500                (6)                 --               5,100
   Senior Vice President           2000       279,400(8)     200,500                (6)            160,000               4,800
                                   1999       214,600(9)     250,500                (6)             60,000               4,700

John Reyes                         2001       200,000        155,500                (6)                 --               5,100
   Senior Vice President and       2000       188,500        150,500                (6)            160,000               4,800
   Chief Financial Officer         1999       130,000        180,500                (6)             60,000               4,700

W. David Ristig                    2001       212,000        120,500                (6)                 --               5,100
   Senior Vice President           2000       143,800        178,500                (6)            100,000               4,800
                                   1999       125,000        148,500                (6)             30,000               4,700

----------------

(1) Other Annual Compensation consists solely of use of a company car or a car allowance.

(2) All Other Compensation consists solely of employer contributions to the 401(k) Plan.

(3)      See "Employment Agreement" below.

(4)      Does not include directors' fees of PSBP.

(5) Includes $246,700 of salary and $10,400 of directors' fees and meeting fees.

(6) Value did not exceed 10% of the annual salary and bonus of the individual for the years indicated.

(7) Includes $225,000 of salary and $21,700 of directors' fees and meeting fees of the Company.

(8) Includes $269,000 of salary and $10,400 of directors' fees and meeting fees of the Company.

(9) Includes $199,000 of salary and $15,600 of directors' fees and meeting fees of the Company.

                  No options to purchase shares of Common Stock were granted to the Named Executive Officers during 2001.

                  The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 2001.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                        Number of                 Value of Unexercised
                                 Shares                           Securities Underlying               In-the-Money
                              Acquired on         Value            Unexercised Options                 Options at
      Name                    Exercise(#)      Realized($)         at December 31, 2001           December 31, 2001(1)
------------------            -----------     ------------   ----------------------------    ----------------------------
                                                             Exercisable    Unexercisable    Exercisable    Unexercisable
                                                             ------------   -------------    ------------   -------------
B. Wayne Hughes                        --              --              --             --               --             --
Harvey Lenkin                      10,000        $101,450
Marvin M. Lotz                     80,000      $1,125,904
John Reyes                          1,667         $19,687
W. David Ristig                        --              --


--------------

(1) Based on closing price of $33.40 per share of Common Stock on December 31, 2001, as reported by the New York Stock Exchange. On March __, 2002, the closing price per share of Common Stock as reported by the New York Stock Exchange was $____.

COMPENSATION OF DIRECTORS

                  Each of the Company's directors, other than B. Wayne Hughes, Harvey Lenkin and Marvin M. Lotz, receives director's fees of $19,000 per year plus $450 for each meeting attended. In addition, each of the members of the Audit Committee (other than the chairman, who receives $1,300 per meeting) receives $1,000 for each meeting of the Audit Committee attended. Each of the members of the Executive Equity Awards Committee will receive $500 for each meeting of the committee attended. The policy of the Company is to reimburse directors for reasonable expenses. Directors who are not officers or employees of the Company ("Outside Directors") also receive grants of options under the Company's 2001 Stock Option and Incentive Plan (and B. Wayne Hughes, Harvey Lenkin, Marvin M. Lotz and B. Wayne Hughes, Jr. are eligible to receive grants of options and/or restricted stock thereunder) as described below. Under the 2001 Stock Option and Incentive Plan, each new Outside Director is, upon the date of his or her initial election to serve as an Outside Director, automatically granted non-qualified options to purchase 15,000 shares of Common Stock. In addition, after each annual meeting of shareholders, each Outside Director then duly elected and serving is automatically granted, as of the date of such annual meeting, non-qualified options to purchase 2,500 shares of Common Stock, so long as such person has attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors during the immediately preceding calendar year.

EMPLOYMENT AGREEMENT

                  B. Wayne Hughes, the Chairman of the Board and Chief Executive Officer of the Company, entered into an employment agreement with the Company in November 1995 in connection with the merger of Public Storage Management, Inc. into the Company. This agreement was for a term of five years (which ended in November 2000) and provided for annual compensation of $60,000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Company does not have a compensation committee. Messrs. Hughes, Lenkin, Lotz and Hughes, Jr., who are officers of the Company, are members of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Development Joint Venture with Affiliate. In November 1999, the Company, through wholly owned entities ("PSA"), formed a joint venture (the "Development JV") to develop and own approximately $100 million of mini-warehouses and $100 million of shares of the Company's Equity Stock, Series AAA. The partners of the Development JV are PSA and a limited liability company (the "Investor LLC"). The members of the Investor LLC are a state pension plan (the "Investor") and B. Wayne Hughes ("Hughes"). The Development JV was capitalized with $200 million; PSA contributed $102 million and has a 51% ownership interest and the Investor LLC contributed $98 million and has a 49% ownership interest. The capital contributions were used to fund $100 million of mini-warehouse development and $100 million was used to purchase the Equity Stock, Series AAA. The term of the Development JV is 15 years. The Investor LLC has the right at the end of the sixth year to cause an early termination of the Development JV. Operating cash flow from the Development JV is distributed as follows: (1) during the first through sixth years of the Development JV, (a) 100% to the Investor LLC until the Investor LLC has received cumulative distributions equal to a 10% compounded return on its investment and (b) then, 100% to be reinvested by the Development JV; and (2) during the seventh through the 15th years of the Development JV, (a) 100% to the Investor LLC until the Investor LLC has received cumulative distributions equal to a 10% compounded return on its investment as determined through the first six years, (b) then, 100% to PSA until PSA has received cumulative distributions equal to a 10% compounded return on its investment as determined through the first six years and (c) then, 49% to the Investor LLC and 51% to PSA. The total capitalization of the Investor LLC is expected to be $98 million (contributed in stages as required by the Investor LLC), of which $64.043 million will be contributed by Hughes in exchange for his interest and $33.957 million will be contributed by the Investor in exchange for its interest. As of December 31, 2001, Hughes had contributed $64.084 million to the Investor LLC. Operating cash flow from the Investor LLC is distributed as follows: (1) 100% to Hughes until Hughes has received cumulative distributions equal to a 7.9972% compounded annual return on Hughes' unreturned investment and (2) then, 99% to the Investor and 1% to Hughes (Hughes' 1% interest is estimated to be less than $50,000 per year). During 2001, distributions from the Investor LLC to Hughes were $4,845,757. Hughes invested in the Investor LLC at the request of the Investor, and the transaction was approved by the Company's disinterested directors based on advice from a financial advisor.

                  SALES OF SHARES TO COMPANY. In January 2001, a corporation wholly-owned by Uri P. Harkham, a director of the Company, sold to the Company in a privately negotiated transaction 10,000 shares of the Company's Common Stock for an aggregate of $251,875.

                  In March 2001, a limited liability company of which Thomas J. Barrack, Jr., a director of the Company, is a controlling member, sold to the Company in a privately negotiated transaction 2,619,893 shares of the Company's Common Stock for an aggregate of $68,064,820.

                  ACQUISITION OF PSIC. On December 31, 2001, the Company acquired, in a tax-free reorganization, all of the capital stock of PS Insurance Company, Ltd. ("PSIC") from B. Wayne Hughes, B. Wayne Hughes, Jr. and Tamara Hughes Gustavson in exchange for an aggregate of 1,439,756 shares of the Company's Common Stock. PSIC owned 301,032 shares of the Company's Common Stock, which continue to be owned by PSIC.

                  PSIC is engaged in the business of reinsuring risks relating to damage, destruction or other loss of goods stored by tenants in the mini-warehouses owned and operated by the Company in the United States and to a much lesser extent by affiliates of the Hughes family in Canada. In 1995, the Company acquired, in a tax-free reorganization, substantially all of the entities owned by B. Wayne Hughes (and members of his family) that were engaged in the ownership and operation of mini-warehouses and related activities in the United States. However, the federal and state income tax laws applicable to real estate investment trusts (such as the Company) imposed restrictions that effectively prevented the Company from owning PSIC or engaging in that business. As a result, PSIC was retained by and was continued to be operated by the Hughes family until December 31, 2001. In the 1995 transaction, the Company was granted a right of first refusal pertaining to any transfer of the capital stock or business of PSIC. Changes to the federal income tax laws that became effective January 1, 2001 and conforming changes to California's tax laws that were adopted in 2002 now permit the Company to own the capital stock of PSIC.

                  Due principally to the interrelationship of the businesses of the Company and PSIC, the Company believes that it is in its best interest to own and operate PSIC as a wholly-owned taxable REIT subsidiary. The transaction was approved by the Company's disinterested directors. A financial advisor issued a fairness opinion to the Company's Board on the transaction.

                  ACQUISITION OF VOTING STOCK OF PSOI. On December 31, 2001, following the acquisition of the capital stock of PSIC by the Company, the Company acquired the voting common stock of PS Orangeco, Inc. ("PSOI"), representing 5% of the equity of PSOI, from the Hughes family for $554,000, a price representing the Hughes family's original cost in the voting common stock of PSOI. The Company owns the non-voting preferred stock of PSOI, representing 95% of the equity of PSOI.

                  PSOI has an interest in the portable self-storage business and sells at the Company's properties a variety of items such a locks and boxes to assist in the moving and storage of goods and rents trucks. The Company and the Hughes family acquired their interests in PSOI in the Company's 1995 reorganization.) Because PSOI'S revenues are nonqualifying income under the REIT tax laws, the voting common stock of PSOI was owned by the Hughes family. Recent changes in federal and California tax laws now permit the Company to own the voting common stock of PSOI. The Company's acquisition of the voting common stock of PSOI was approved by the Company's disinterested directors.

            REPORT OF THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE
                            ON EXECUTIVE COMPENSATION

                  Subject to certain considerations applicable to the Chief Executive Officer as discussed below, the Company pays its executive officers compensation deemed appropriate in view of the nature of the Company's business, the performance of individual executive officers, and the Company's objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders' investment in the Company. To those ends, the Company's compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase Common Stock. During 2001, grants of options to executive officers (other than the named executive officers) were made under the 2001 Stock Option and Incentive Plan (the "2001 Plan").

                  CASH COMPENSATION. Base salary levels are based generally (other than in the case of the Chief Executive Officer) on market compensation rates and each individual's role in the Company. The Company determines market compensation rates by reviewing public disclosures of compensation paid to executive officers by other REITs of comparable size and market capitalization. Some of the REITs whose executive compensation the Company considered in establishing the compensation it pays to executive officers are included in the NAREIT Equity Index referred to below under the caption "Stock Price Performance Graph." Generally, the Company seeks to compensate its executives at levels consistent with the middle of the range of amounts paid by REITs deemed comparable by the Company. Individual salaries may vary based on the experience and contribution to overall corporate performance by a particular executive officer.

                  For the year 2001, the Chief Executive Officer's base compensation was established with reference to his employment agreement (which expired in November 2000) at $60,000. The compensation paid to the Chief Executive Officer is less than that paid to the chief executive officers of other publicly traded REITs and reflected the judgment of the Board of Directors and the Chief Executive Officer that the Chief Executive Officer's performance was rewarded primarily through his significant equity stake in the Company.

                  The Company bases its payment of annual bonuses on corporate, business unit and individual performance. In establishing individual bonuses, the Company takes into account the Company's overall profitability, the Company's internal revenue growth, the Company's revenue growth due to acquisitions, and the executive officer's contribution to the Company's growth and profitability.

                  EQUITY-BASED COMPENSATION. The Company believes that its executive officers should have an incentive to improve the Company's performance by having an ongoing stake in the success of the Company's business. The Company seeks to create this incentive by granting to appropriate executive officers stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the Common Stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company's employ for a period of years. During 2001, the Company did not grant any options to the Chief Executive Officer or to the other named executive officers.

                  The 2001 Plan also authorizes the Company to compensate its executive officers and other employees with grants of restricted stock. Restricted stock would increase in value as the value of the Common Stock increased, and would vest over time provided that the executive officer remained in the employ of the Company. Accordingly, awards of restricted stock would serve the Company's objectives of retaining its executive officers and other employees and motivating them to advance the interests of the Company and its shareholders. The Company did not grant any shares of restricted stock during 2001.

        BOARD OF DIRECTORS                       AUDIT COMMITTEE
    -------------------------             ------------------------------
    B. Wayne Hughes                       Robert J. Abernethy (Chairman)
    Harvey Lenkin                         William C. Baker
    Marvin M. Lotz                        Daniel C. Staton
    B. Wayne Hughes, Jr.
    Robert J. Abernethy
    Dann V. Angeloff
    William C. Baker
    Thomas J. Barrack, Jr.
    Uri P. Harkham
    Daniel C. Staton

                  STOCK PRICE PERFORMANCE GRAPH [TO BE UPDATED]

                  The graph set forth below compares the yearly change in the Company's cumulative total shareholder return on its Common Stock for the five-year period ended December 31, 2000 to the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Equity Index") for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1995 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.


                      Comparison of Cumulative Total Return
           Public Storage, Inc., S&P 500 Index and NAREIT Equity Index
                      December 31, 1995 - December 31, 2000


                                     [GRAPH}


                          12/31/95        12/31/96        12/31/97        12/31/98        12/31/99        12/3100
                          --------        --------        --------        --------        --------        -------
Public Storage, Inc.      $100.00         $169.50         $165.48         $157.29         $136.54         $159.86
S&P 500                    100.00          122.96          163.98          210.85          255.21          231.98
NAREIT Equity              100.00          135.27          162.67          134.20          128.00          161.75


                             AUDIT COMMITTEE REPORT

                  The Audit Committee of the Public Storage Board of Directors is composed of three directors who qualify as independent under the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors in May 2000 (Exhibit A). The members of the Audit Committee are Robert J. Abernethy (Chairman), William C. Baker and Daniel
C. Staton. The Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

                  Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

                  In this context, the Audit Committee has met with management and the independent auditors and has reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

                  The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence. In addition, the Audit Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

                  Based on the Audit Committee's discussions with management and the independent auditors, the representation of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                             AUDIT COMMITTEE

                             Robert J. Abernethy (Chairman)
                             William C. Baker
                             Daniel C. Staton

                              INDEPENDENT AUDITORS

                  The  Audit  Committee  has  recommended,   and  the  Board  of
Directors has selected, Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 2002.

                  It is anticipated that representatives of Ernst & Young LLP, which has acted as the independent auditors for the Company since the Company's organization, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

FEES BILLED TO THE COMPANY BY ERNST & Young LLP for 2001:

                  AUDIT FEES:

                  Audit fees billed (or expected to be billed) to the Company by Ernst & Young LLP for the audit of the Company's annual financial statements for the 2001 fiscal year and review of the quarterly financial statements included in the Company's quarterly reports on Form 10-Q for the 2001 fiscal year totaled $239,000.

                  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:

                  The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the 2001 fiscal year.

                  ALL OTHER FEES:

                  Fees billed (or expected to be billed) to the Company by Ernst & Young LLP for the Company's 2001 fiscal year for all other non-audit services (primarily for income tax return preparation) rendered to the Company totaled $755,000.

                                 PROPOSAL NO. 2

                      Amendment to Terms of preferred Stock

                  Under the Company's restated articles of incorporation, the Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more series, with such rights as are set forth in resolutions adopted by the Board of Directors.

                  The Company has outstanding 15 series of Preferred Stock, which were created by resolutions adopted by the Board of Directors at various dates between 1992 and 2002. The terms of each outstanding series of Preferred Stock are set forth briefly in the notes to the financial statements included in the Company's annual report to shareholders and in its quarterly report on Form 10-Q for the first quarter of 2002 and in detail in the Certificates of Determination creating these series.

                  The Certificates of Determination of the Preferred Stock provide, in the case of each series, for a specified dividend rate and a date on or after which the Company may (but is not obligated to) redeem the series of Preferred Stock. The Company believes that it is in its interest, in the case of 14 of the series of Preferred Stock, to have the flexibility to, from time to time, reduce the dividend rate to reflect market conditions and to extend the date on or after which the Company may (but is not obligated to) redeem the series of Preferred Stock. Accordingly, the Board of Directors has proposed amendments to the Certificates of Determination of 14 series of Preferred Stock to provide for the reclassification of the shares of these 14 existing series (the "Existing Series") into shares of newly created series (the "New Series") of Preferred Stock. Upon the effectiveness of a reclassification, each share of an Existing Series would be reclassified into a share of the corresponding New Series as reflected in the following table:

                                                                Aggregate                          Date on or After
                                                               Liquidation       Dividend Rate    Which the Existing
                                                            Preference of the     of Existing        Series May be
  Name of Existing Series          Name of New Series        Existing Series        Series             Redeemed
----------------------------- ----------------------------- ------------------- ---------------- ----------------------
  Series B Preferred Stock     Series B-1 Preferred Stock       $59,650,000         9.200%             3/31/2003
  Series C Preferred Stock     Series C-1 Preferred Stock        30,000,000        Variable            6/30/1999
  Series D Preferred Stock     Series D-1 Preferred Stock        30,000,000         9.500%             9/30/2004
  Series E Preferred Stock     Series E-1 Preferred Stock        54,875,000         10.000%            1/31/2005
  Series F Preferred Stock     Series F-1 Preferred Stock        57,500,000         9.750%             4/30/2005
  Series J Preferred Stock     Series J-1 Preferred Stock       150,000,000         8.000%             8/31/2002
  Series K Preferred Stock     Series K-1 Preferred Stock       115,000,000         8.250%             1/19/2004
  Series L Preferred Stock     Series L-1 Preferred Stock       115,000,000         8.250%             3/10/2004
  Series M Preferred Stock     Series M-1 Preferred Stock        56,250,000         8.750%             8/17/2004
  Series Q Preferred Stock     Series Q-1 Preferred Stock       172,500,000         8.600%             1/19/2006
  Series R Preferred Stock     Series R-1 Preferred Stock       510,000,000         8.000%             9/28/2006
  Series S Preferred Stock     Series S-1 Preferred Stock       143,750,000         7.875%            10/31/2006
  Series T Preferred Stock     Series T-1 Preferred Stock       150,000,000         7.625%             1/18/2007
  Series U Preferred Stock     Series U-1 Preferred Stock       150,000,000         7.625%             2/19/2007


                  The dividend rate of the New Series, the date on or after which the Company may (but is not obligated to) redeem the shares of the New Series and other terms of the New Series would be set forth in resolutions adopted by the Board of Directors creating the New Series. The reclassification of the shares of one of the Existing Series into a New Series would require approval by the holders of 662/3% of the shares of that Existing Series, but would not be conditioned on the reclassification of the shares of any other Existing Series. The Company would seek the approval of the holders of an Existing Series at a later date when the Board of Directors set the terms of the corresponding New Series. The decision of the Board of Directors to create a New Series to implement a reclassification will depend on market conditions and other factors the Board of Directors considers appropriate and there can be no assurance that any of the reclassifications will be implemented.

                  The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Equity Stock and Common Stock, voting together as a single class, is required to approve the amendments to the Certificates of Determination of the Existing Series. For these purposes, an abstention or broker non-vote will have the effect of a vote against the proposal. The officers and directors of the Company intend to vote their shares in favor of the amendment. The affirmative vote of the holders of 662/3% of the shares of an Existing Series will also be required to amend the Certificate of Determination of that Existing Series.

                  The Board of Directors recommends that you vote FOR this amendment.

                            EXPENSES OF SOLICITATION

                  The Company will pay the cost of soliciting Proxy/Instruction Cards. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of Proxy/Instruction Cards by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company's stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of Proxy/Instruction Cards, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company.

               DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
                      CONSIDERATION AT 2003 ANNUAL MEETING

                  Any proposal that a holder of Common Stock or Depositary Shares wishes to submit for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Shareholders ("2003 Proxy Statement") pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than December 16, 2002. In addition, notice of any proposal that a holder of Common Stock or Depositary Shares wishes to propose for consideration at the 2003 Annual Meeting of Shareholders, but does not seek to include in the Company's 2003 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than February 28, 2003 if the proposing holder of Common Stock or Depositary Shares wishes for the Company to describe the nature of the proposal in its 2003 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2003 Annual Meeting of Shareholders should be addressed to: David Goldberg, Secretary, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2349.

                                  OTHER MATTERS

                  The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons designated as proxies in the accompanying Proxy/Instruction Card and the Trustee will vote the shares of Common Stock represented thereby, if any, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented thereby, if any, in accordance with their best judgment on such matters.

                  You are urged to vote the accompanying Proxy/Instruction Card and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.


                             By Order of the Board of Directors


                                DAVID GOLDBERG, Secretary


Glendale, California
March __, 2002

                                                                       Exhibit A

                              PUBLIC STORAGE, INC.

              CHARTER OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                Adopted by the Board of Directors on May 1, 2000



 1. The Audit Committee of the Board of Directors (the "Board") shall consist of at least three directors, none of whom shall have any relationship to the Company that may interfere with the exercise of their independence from management and the Company, each of whom shall be financially literate, as such qualification is interpreted by the Board in its business judgment, and at least one of whom shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, all in accordance with the requirements of the New York Stock Exchange.

 2. The purposes of the Audit Committee are:

     * to oversee the Company's accounting and financial reporting policies and practices and its internal controls;

     * to oversee the quality and appropriateness of accounting processes and qualitative aspects of the Company's financial statements and the audit thereof; and

     * to act as a liaison between the Company's outside auditor and the Board.

 3. The function of the Audit Committee is oversight; it is the responsibility of the Company to maintain appropriate systems for accounting and internal control, and the auditor's responsibility to plan and carry out a proper audit. To this end, the Audit Committee shall have unrestricted access to the Board, the outside auditor and the executive and financial management of the Company. The outside auditor shall be ultimately accountable to the Audit Committee and the Board, and therefore the Audit Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

 4. To carry out its purposes, the Audit Committee shall have the following responsibilities:

     * to recommend to the Board the selection, engagement and replacement of the outside auditor;

     * to require the outside auditor to submit to the Audit Committee, on a periodic basis, a formal written statement delineating all relationships between the auditor and the Company, to engage in a dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditor, and to recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence;

     * to meet with the Company's outside auditor, including private meetings, as necessary (i) to review the arrangements for, procedures to be utilized, and scope of the annual audit and any specific audits, (ii) to discuss any matters of concern relating to the Company's financial statements, including any adjustments to such statements recommended by the auditor, disagreements with management or other significant issues encountered in connection with the audit work, (iii) to review the annual financial statements of the Company and significant accounting policies underlying the statements and their presentation to the public in the annual or other reports, (iv) to consider the auditor's comments and recommendations with respect to the Company's financial policies, procedures and adequacy of internal accounting controls and the Company's responses thereto, and (v) to review the form of opinion the auditor proposes to render;

     * to consider the appropriateness of and effect upon the Company of any significant changes in accounting principles or practices proposed by the Company or the auditor;

     *   to review legal and regulatory  matters that may have a material impact
         on  the  financial   statements  of  the  Company,   including  company
         compliance policies and procedures;

     * to review the fees charged by the auditor for audit or non-audit services;

     *   to  investigate   improprieties  or  suspected   improprieties  in  the
         Company's financial operations;

     * to perform such other functions as required by law, the Company's bylaws or the Board; and

     * to report activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

 5. The Audit Committee shall have a chairman, who shall be elected by a majority vote of the Board, shall meet on a regular basis, and shall hold special meetings as circumstances require. The Audit Committee shall act by majority vote of its members.

 6. The Audit Committee shall meet regularly with the financial officers of the Company, with the internal auditor, if any, and with other officers as it deems appropriate.

 7. The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Company.

 8. The Audit Committee shall prepare a report for inclusion in the Company's proxy statement for its annual meeting of shareholders in accordance with applicable requirements of the U.S. Securities and Exchange Commission.

 9. The Audit Committee shall review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board.

                                                          PROXY/INSTRUCTION CARD

                              PUBLIC STORAGE, INC.

                               701 Western Avenue
                         Glendale, California 91201-2349

  THIS PROXY/INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned, a record holder of Common Stock of Public Storage, Inc. and/or a record holder of Depositary Shares ("Depositary Shares") Each Representing 1/1,000 of a Share of Equity Stock, Series A ("Equity Stock") of Public Storage, Inc. and/or a participant in the PS 401(k)/Profit Sharing Plan (the "401(k) Plan"), hereby (i) appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock held of record by the undersigned on March __, 2002, at the Annual Meeting of Shareholders to be held on May __, 2002 (the "Annual Meeting"), and any adjournments thereof, and/or
(ii) authorizes and directs EquiServe Trust Company, N. A. (the "Depositary"), through its nominee(s), to vote or execute proxies to vote, as instructed below, all Equity Stock underlying the Depositary Shares held of record by the undersigned on March __, 2002, at the Annual Meeting and any adjournments thereof, and/or (iii) authorizes and directs the trustee of the 401(k) Plan (the "Trustee") to vote or execute proxies to vote, as instructed below, all the shares of Common Stock credited to the undersigned's account under the 401(k) Plan on March __, 2002, at the Annual Meeting and any adjournments thereof, and/or (iv) authorizes and directs the Trustee to instruct (in person or by proxy) the Depositary to vote or execute proxies to vote, as instructed below, all Equity Stock underlying the Depositary Shares credited to the undersigned's account under the 401(k) Plan on March __, 2002, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Depositary and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

                  THE PROXIES, THE DEPOSITARY AND/OR THE TRUSTEE WILL VOTE ALL SHARES OF COMMON STOCK AND EQUITY STOCK TO WHICH THIS PROXY/INSTRUCTION CARD RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK AND/OR DEPOSITARY SHARES HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON STOCK, AND/OR THE DEPOSITARY WILL VOTE THE EQUITY STOCK UNDERLYING SUCH DEPOSITARY SHARES, FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF ITEM 2. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK AND/OR DEPOSITARY SHARES CREDITED TO THE UNDERSIGNED'S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON STOCK, AND/OR THE TRUSTEE WILL INSTRUCT THE DEPOSITARY TO VOTE THE EQUITY STOCK UNDERLYING SUCH DEPOSITARY SHARES, FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF ITEM 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE                           SEE REVERSE
                                                                        SIDE
                                                                     -----------

 X Please mark votes as in this example.
---

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/INSTRUCTION CARD IN THE ENCLOSED ENVELOPE TO EQUISERVE, SHAREHOLDER SERVICES DIVISION, P.O. BOX 9381, BOSTON, MA 02205-9381.

1.       Election of Directors

         Nominees:B. Wayne Hughes, Harvey Lenkin, Marvin M. Lotz, B. Wayne Hughes, Jr., Robert J. Abernethy, Dann V. Angeloff, William C. Baker, Thomas J. Barrack, Jr., Uri P. Harkham and Daniel C. Staton.

                 FOR                        WITHHELD
                 ALL                        FROM ALL
                 NOMINEES                   NOMINEES
             ---                        ---

             --- --------------------------------------
                 For all nominees except as noted above

2. Approval of amendments to the Certificates of Determination of various series of Preferred Stock to reclassify the shares of each of such series.

                 FOR                         AGAINST                     ABSTAIN
             ---                         ---                         ---

3. Other matters: In their discretion, the Proxies and/or the Depositary and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.


                                                MARK HERE FOR ADDRESS CHANGE AND
                                                NOTE AT LEFT
                                                                 ------

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March __, 2002.

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.



Signature:            Date:            Signature:            Date:
          ----------       ----------            ----------       ----------